UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 9, 2015

N-VIRO INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21802	34-1741211
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2254 Centennial Road Toledo, OH	43617
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (419) 535-6374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting of the Board of Directors on July 9, 2015, N-Viro International Corporation (“NVIC”) accepted the resignations of James H. Hartung and Thomas L. Kovacik.  Messrs. Hartung and Kovacik were not re-elected to a two year term at our annual meeting of stockholders held in November 2014, as most recently disclosed in Item 10 of our Form 10-K filing on April 15, 2015.  Mr. Hartung was our Chairman of the Board and a member of the Compensation and Nominating Committees.  Mr. Kovacik was a member of the Compensation and Technology Committees.  Our Chief Executive Officer, Mr. Timothy R. Kasmoch, was appointed as interim Chairman of the Board until a replacement can be appointed.  Mr. Gene Richard has assumed oversight duties of Mr. Kasmoch’s expenses during this time.

Also at the board meeting on July 9, 2015, we appointed Mr. Martin S. Jaskel to our Board of Directors as a Class II Director, effective until our annual meeting to be held in 2017.  Mr. Jaskel has not yet been appointed to any committees as of the date of this filing.

Mr. Jaskel is currently a Director with European American Capital Services, Ltd., of London, England, an FSA authorized and regulated specialized advisory bank, and has over 40 years of involvement in the financial services industry.  He began in the United Kingdom government bond market as a broker with leading firms, latterly as a Partner in W. Greenwell & Co.  In 1988 he was appointed Director of Global Sales and Marketing of Midland Montagu Treasury, and in 1990 was appointed Director of Global Sales at NatWest Treasury and was promoted to Managing Director of Global Trade and Banking Services in 1994.  He sat on the advisory board of ECGD, the UK export-import bank, and on several government and Bank of England advisory boards.  In 1997 he founded a financial services consultancy, which included KPMG Corporate Finance and the corporate FX division of Travelex PLC, and an interim appointment as the Managing Director of a private real estate company with a £500m portfolio.  In 2005 he joined European American Capital Services, Ltd.  He has wide experience as a non-executive Director of both European public and private companies, and is a 1967 Economics graduate of the University of Manchester, England.

Mr. Jaskel is also a member of the Advisory Board of N-Viro Energy Limited (“Limited”), our development and capital-sourcing entity headquartered in the UK.  At present, NVIC holds 45% of the Class C voting shares that select directors for Limited.  Michael P. Burton-Prateley, who is also one of our board members, is the beneficial owner of 20% of Limited Class C stock and one of their Directors.  The initial Directors of Limited include Timothy R. Kasmoch and Robert W. Bohmer, our Executive Vice President.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N-VIRO INTERNATIONAL CORPORATION

Dated:

July 15, 2015

By:

  /s/  James K. McHugh

James K. McHugh

Chief Financial Officer